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                                  EXHIBIT 23.1

                        Independent Accountant's Consent

The Board of Directors and Stockholders
Citizens, Inc.

We consent to the use of our reports incorporated herein by reference, and to the reference to our firm under the heading "Independent Public Accountants" in the prospectus.

/s/ KPMG LLP

Dallas, Texas
July 11, 2003